Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Interpace Biosciences, Inc.

Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-218140 and 333-218780), Form S-3 (Nos. 333-207263 and 333-227728) and Form S-8 (Nos. 333-61231, 333-60512, 333-177969, 333-201070, 333-214260, 333-252574 and 333-234284) of Interpace Biosciences Inc. of our report dated April 1, 2021, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

Woodbridge, New Jersey

April 1, 2021